SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 7, 2001
(To Prospectus dated August 7, 2001)


                                   CWABS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                    Asset-Backed Certificates, Series 2001-3
                               __________________

The Class B-1
Certificates represent
obligations of the            The Class B-1 Certificates
trust only and do not
represent an interest         o  This supplement relates to the offering of the
in or obligation of              Class B-1 Certificates of the series referenced
CWABS, Inc.,                     above. This supplement does not contain
Countrywide Home                 complete information about the offering of the
Loans, Inc.,                     Class B-1 Certificates. Additional information
Countrywide Home Loans           is contained in the prospectus supplement dated
Servicing LP or any of           August 7, 2001, prepared in connection with the
their affiliates.                offering of the offered Certificates of the
                                 series referenced above and in the prospectus
This supplement may be           of the depositor dated August 7, 2001. You are
used to offer and sell           urged to read this supplement, the prospectus
the offered certificates         supplement and the prospectus in full.
only if accompanied by
the prospectus                o  As of May 25, 2004, the class certificate
supplement and the               balance of the Class B-1 Certificates was
prospectus.                      approximately $3,000,000.






Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class B-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 24, 2004

                              THE MORTGAGE POOL

     As of May 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 396 Mortgage Loans having an aggregate Stated Principal Balance of approximately $41,283,011.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                           As of May 1, 2004
                                                        ------------------------


Total Number of Mortgage Loans.........................            396
Delinquent Mortgage Loans and Pending..................
Foreclosures at Period End (1).........................
    30-59 days.........................................            5.30%
    60-89 days.........................................            1.01%
    90+ days or more (excluding pending
    foreclosures)......................................            2.78%
    Total Delinquencies................................            9.09%
Foreclosures Pending...................................            6.31%
Total Delinquencies and foreclosures pending...........           15.40%
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Eleven (11) Mortgage Loans in the Mortgage Pool have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated by Countrywide Home Loans, Inc. A credit blemished quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due

Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below.
Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                                 Delinquency and Foreclosure Experience
                                              ---------------------------------------------------------------------------------
                                                   As of December 31, 2000                      As of December 31, 2001
                                              ---------------------------------------  ----------------------------------------
                                                Principal Balance       Percentage        Principal Balance        Percentage
                                              ---------------------- ----------------  ------------------------ ---------------
Total Portfolio                                  $7,867,335,642.62        100.00%            $9,081,242,926.99       100.00%
Delinquency Percentage
30-59 Days                                         $617,079,497.93          7.84%              $806,843,594.55         8.88%
60-89 Days                                          209,082,975.61          2.66%               255,443,513.99         2.81%
90+ Days                                             87,295,342.66          1.11%               103,605,792.49         1.14%
                                              ---------------------- ----------------  ------------------------ ---------------
Sub-Total                                          $913,457,816.20         11.61%            $1,165,892,900.03        12.84%
                                              ---------------------- ----------------  ------------------------ ---------------
Foreclosure Rate                                   $231,465,019.95          2.94%              $356,652,093.38         3.93%
Bankruptcy Rate                                    $109,183,964.35          1.39%              $232,679,880.26         2.56%

                                                         Delinquency and Foreclosure Experience
                                              ---------------------------------------------------------------------------------
                                                   As of December 31, 2002                      As of December 31, 2003
                                              ---------------------------------------  ----------------------------------------
                                                 Principal Balance      Percentage        Principal Balance        Percentage
                                              ---------------------- ----------------  ------------------------ ---------------
Total Portfolio                                 $10,499,524,957.75        100.00%           $20,666,799,653.23       100.00%
Delinquency Percentage
30-59 Days                                         $776,262,182.66          7.39%             1,237,075,952.99         5.99%
60-89 Days                                          272,447,833.46          2.59%               369,166,558.52         1.79%
90+ Days                                           $112,192,108.56          1.07%               101,415,871.40          .49%
                                              ---------------------- ----------------  ------------------------ ---------------
Sub-Total                                        $1,160,902,124.68         11.06%            $1,707,668,382.91         8.26%
                                              ---------------------- ----------------  ------------------------ ---------------
Foreclosure Rate                                   $277,872,737.06          2.65%               322,168,334.41         1.56%
Bankruptcy Rate                                    $293,013,840.50          2.79%               305,504,468.46         1.48%

                                                   Delinquency and Foreclosure
                                                           Experience
                                              --------------------------------------
                                                      As of March 31, 2004
                                              --------------------------------------
                                                 Principal Balance      Percentage
                                              ---------------------- ----------------
Total Portfolio                                 $29,161,649,073           100.00%
Delinquency Percentage
30-59 Days                                       $1,421,444,465             4.87%
60-89 Days                                          434,720,503             1.49%
90+ Days                                            158,310,237             0.54%
                                              ---------------------- ----------------
Sub-Total                                        $2,014,475,205             6.91%
                                              ---------------------- ----------------
Foreclosure Rate                                   $385,837,835             1.32%
Bankruptcy Rate                                    $384,005,661             1.32%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS B-1 CERTIFICATES

     The Class B-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class B-1 Certificates was approximately $3,000,000, evidencing a beneficial ownership interest of approximately 7.27% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $20,883,011 and evidenced in the aggregate a beneficial ownership interest of approximately 50.59% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $20,400,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 49.41% in the Trust Fund. For additional information with respect to the Class B-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.55% per annum and the level of One-Month LIBOR remains constant at 1.28% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class B-1 Certificates is June 24, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class B-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

                                                            0%           80%          100%         150%         200%
                                                            --           ---          ----         ----         ----

Distribution Date
-----------------

Initial Percentage                                         100           100          100          100          100
June 25, 2005...................................           100            19           12            9            6
June 25, 2006...................................           100            11            8            5            3
June 25, 2007...................................           100             7            6            3            1
June 25, 2008...................................           100             5            4            1            0
June 25, 2009...................................           100             4            3            1            0
June 25, 2010...................................           100             3            2            0            0
June 25, 2011...................................           100             2            1            0            0
June 25, 2012...................................           100             2            1            0            0
June 25, 2013...................................            67             1            1            0            0
June 25, 2014...................................            30             1            0            0            0
June 25, 2015...................................            27             1            0            0            0
June 25, 2016...................................            25             1            0            0            0
June 25, 2017...................................            24             0            0            0            0
June 25, 2018...................................            23             0            0            0            0
June 25, 2019...................................            22             0            0            0            0
June 25, 2020...................................            21             0            0            0            0
June 25, 2021...................................            20             0            0            0            0
June 25, 2022...................................            19             0            0            0            0
June 25, 2023...................................            18             0            0            0            0
June 25, 2024...................................            16             0            0            0            0
June 25, 2025...................................            15             0            0            0            0
June 25, 2026...................................            13             0            0            0            0
June 25, 2027...................................            11             0            0            0            0
June 25, 2028...................................             9             0            0            0            0
June 25, 2029...................................             6             0            0            0            0
June 25, 2030...................................             4             0            0            0            0
June 25, 2031...................................             1             0            0            0            0
June 25, 2032...................................             0             0            0            0            0
Weighted Average Life in years (1)                       12.17          1.12         0.86         0.56         0.39
Weighted Average Life in years (1) (2)                   10.98          0.63         0.51         0.36         0.25

______________
(1) Determined as specified in the Prospectus Supplement.
(2) To the related Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class B-1 Certificates discussed under the section "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan subject to certain conditions.

                                    RATINGS

     The Class B-1 Certificates are currently rated "A3" by Moody's Investors Services, Inc. and "A+" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of the Reference Date)


Combined, Arm and
Fixed Mortgage Loan Characteristics                                                                             Range
                                                                                                                -----
Total Number of Loans                                                                         396
Aggregate Principal Balance                                                           $41,283,011
Average Principal Balance                                                                $104,250         $553  to   $636,682
Weighted Average Mortgage Rate                                                              9.71%        6.75%  to     20.25%
Weighted Average Original Term to Maturity (months)                                           342          120  to        360
Weighted Average Remaining Term to Maturity (months)                                          308            6  to        346
Weighted Average Loan-to-Value Ratio                                                       77.05%        8.49%  to    100.00%
Weighted Average FICO Credit Score                                                            593


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                                               6.75%        5.00%  to     12.00%
Weighted Average Maximum Mortgage Rate                                                    16.827%       14.00%  to    23.375%
Weighted Average Minimum Mortgage Rate                                                     9.940%        7.00%  to    16.375%
Weighted Average Initial Periodic Rate Cap                                                 1.514%        1.00%  to      3.00%
Weighted Average Subsequent Periodic Rate Cap                                              1.451%        1.00%  to      1.50%

Mortgage Loan Programs

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
Loan Programs                                                  Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                             3                     $447,275                1.08 %
2/13 Six-Month LIBOR                                                        1                      $40,366                0.10
2/28 Six-Month LIBOR                                                      112                  $14,322,486               34.69
3/27 Six-Month LIBOR                                                       25                   $3,366,140                8.15
Fixed 15 YR Credit Comeback                                                18                     $781,222                1.89
Fixed 15 YR                                                                16                     $463,781                1.12
Fixed 30 YR Credit Comeback                                                54                   $7,302,604               17.69
Fixed 30 YR                                                                54                  $11,765,505               28.50
Fixed 10 YR 2nd Lien                                                        3                     $114,327                0.28
Fixed 15 YR 2nd Lien                                                       93                   $2,082,605                5.04
Fixed 20 YR 2nd Lien                                                        3                      $75,556                0.18
Fixed 30/15 Year Balloon                                                    4                     $159,201                0.39
Fixed 30/15 Year Balloon  - 2nd Lien                                       10                     $361,945                0.88
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================



Mortgage Loan Principal Balances

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Range of Mortgage Loan                                              Number of          Aggregate Principal             Balance
Principal Balances ($)                                         Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                               109                   $1,919,126                4.65 %
$25000.01 - $50000                                                        127                   $4,614,747               11.18
$50000.01 - $75000                                                         49                   $2,924,826                7.08
$75000.01 - $100000                                                        15                   $1,307,382                3.17
$100000.01 - $ 150000                                                       9                   $1,107,264                2.68
$150000.01 - $ 200000                                                       4                     $680,303                1.65
$250000.01 - $ 300000                                                      30                   $8,577,377               20.78
$300000.01 - $ 350000                                                      27                   $8,743,860               21.18
$350000.01 - $ 400000                                                       9                   $3,308,949                8.02
$400000.01 - $ 450000                                                       7                   $2,937,735                7.12
$450000.01 - $ 500000                                                       6                   $2,876,134                6.97
$500000.01 - $ 550000                                                       2                   $1,028,256                2.49
$600000.01 - $ 650000                                                       2                   $1,257,053                3.04
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================

Mortgage Rates

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Range of Mortgage                                                   Number of          Aggregate Principal             Balance
Rates (%)                                                      Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
6.501 - 7.000                                                               3                   $1,047,524                2.54 %
7.001 - 7.500                                                              10                   $3,225,084                7.81
7.501 - 8.000                                                              21                   $6,903,567               16.72
8.001 - 8.500                                                              14                   $3,921,393                9.50
8.501 - 9.000                                                              19                   $4,046,479                9.80
9.001 - 9.500                                                              15                   $2,986,512                7.23
9.501 - 10.000                                                             28                   $5,172,815               12.53
10.001 - 10.500                                                            23                   $3,242,771                7.85
10.501 - 11.000                                                            26                   $2,484,243                6.02
11.001 - 11.500                                                            14                     $622,310                1.51
11.501 - 12.000                                                            21                     $861,015                2.09
12.001 - 12.500                                                            23                     $999,992                2.42
12.501 - 13.000                                                            34                   $1,277,665                3.09
13.001 - 13.500                                                            34                   $1,424,904                3.45
13.501 - 14.000                                                            66                   $1,673,480                4.05
14.001 - 14.500                                                            20                     $667,092                1.62
14.501 - 15.000                                                             9                     $321,198                0.78
15.001 - 15.500                                                             7                     $161,478                0.39
15.501 - 16.000                                                             3                     $100,919                0.24
16.001 - 16.500                                                             2                      $68,191                0.17
17.001 - 17.500                                                             3                      $55,179                0.13
20.001 - 20.500                                                             1                      $19,200                0.05
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================



Remaining Term to Maturity
                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Range of Remaining Term                                             Number of          Aggregate Principal             Balance
to Maturity (Months)                                           Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
1 - 120                                                                     5                     $136,664                0.33 %
121 - 180                                                                 141                   $3,877,844                9.39
181 - 300                                                                   7                     $459,617                1.11
301 - 360                                                                 243                  $36,808,886               89.16
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================



Original Loan-to-Value Ratios

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Range of Original                                                   Number of          Aggregate Principal             Balance
Loan-to-Value Ratios (%)                                       Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                              38                   $2,328,691                5.64 %
50.01-55.00                                                                10                     $426,039                1.03
55.01-60.00                                                                18                   $1,581,588                3.83
60.01-65.00                                                                24                   $1,824,701                4.42
65.01-70.00                                                                55                   $4,218,455               10.22
70.01-75.00                                                                45                   $5,488,667               13.30
75.01-80.00                                                                56                   $9,565,142               23.17
80.01-85.00                                                                42                   $6,670,439               16.16
85.01-90.00                                                                32                   $4,876,290               11.81
90.01-95.00                                                                 5                     $531,072                1.29
95.01-100.00                                                               71                   $3,771,928                9.14
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================

Geographic Distribution

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
State                                                          Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
Alabama                                                                     3                      $63,282                0.15 %
Arizona                                                                     7                     $423,657                1.03
Arkansas                                                                    3                     $157,291                0.38
California                                                                 54                  $12,563,365               30.43
Colorado                                                                    7                     $942,073                2.28
Connecticut                                                                 3                     $895,056                2.17
Delaware                                                                    1                     $117,810                0.29
District of Columbia                                                        3                     $342,064                0.83
Florida                                                                    14                     $399,780                0.97
Georgia                                                                    17                   $2,112,174                5.12
Idaho                                                                       6                     $181,559                0.44
Illinois                                                                    7                     $606,021                1.47
Indiana                                                                    17                     $426,712                1.03
Iowa                                                                        5                     $133,501                0.32
Kansas                                                                      3                     $128,920                0.31
Kentucky                                                                    4                     $173,518                0.42
Louisiana                                                                  10                     $497,640                1.21
Maryland                                                                    1                      $43,559                0.11
Massachussetts                                                              9                     $936,116                2.27
Michigan                                                                    3                     $335,789                0.81
Minnesota                                                                  18                   $1,591,115                3.85
Mississippi                                                                 3                     $329,240                0.80
Missouri                                                                    8                     $384,197                0.93
Montana                                                                     7                     $210,854                0.51
Nebraska                                                                    2                      $43,407                0.11
Nevada                                                                      2                      $50,046                0.12
New Hampshire                                                               1                     $342,028                0.83
New Jersey                                                                  9                   $2,368,640                5.74
New Mexico                                                                  3                     $114,125                0.28
New York                                                                   15                   $2,167,946                5.25
North Carolina                                                             11                   $1,837,189                4.45
Ohio                                                                       11                     $440,233                1.07
Oklahoma                                                                    8                     $269,231                0.65
Pennsylvania                                                               20                     $771,351                1.87
South Carolina                                                              8                     $630,690                1.53
Tennesse                                                                    9                     $571,154                1.38
Texas                                                                      40                   $4,196,376               10.16
Utah                                                                        1                      $33,737                0.08
Virginia                                                                   16                   $1,415,944                3.43
Washington                                                                 18                   $1,547,311                3.75
West Virginia                                                               1                      $41,749                0.10
Wisconsin                                                                   8                     $446,561                1.08
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================

FICO Credit Scores

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
Range of FICO Credit Scores                                    Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
741 - 760                                                                   1                      $24,127                0.06 %
701 - 720                                                                   2                      $54,537                0.13
681 - 700                                                                   2                      $32,134                0.08
661 - 680                                                                  13                   $1,467,911                3.56
641 - 660                                                                  36                   $4,368,852               10.58
621 - 640                                                                  50                   $5,665,926               13.72
601 - 620                                                                  59                   $9,464,708               22.93
581 - 600                                                                  50                   $5,828,303               14.12
561 - 580                                                                  56                   $4,245,180               10.28
541 - 560                                                                  37                   $3,705,366                8.98
521 - 540                                                                  49                   $3,581,645                8.68
501 - 520                                                                  23                   $1,619,816                3.92
500 or Less                                                                17                   $1,185,689                2.87
NOT SCORED                                                                  1                      $38,818                0.09
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================



Types of Mortgaged Properties

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
Property Types                                                 Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                                   336                  $31,512,902               76.33 %
Planned Unit Development                                                   33                   $7,428,716               17.99
Low-Rise Condominium                                                        9                   $1,079,929                2.62
2 Family Residence                                                          8                     $744,705                1.80
Manufactured Housing (1)                                                    8                     $432,047                1.05
3 Family Residence                                                          1                      $47,316                0.11
4 Family Residence                                                          1                      $37,396                0.09
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================

(1) Treated as Real Property

Purpose of Mortgage Loans

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
Property Types                                                 Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                                      213                  $26,561,617               64.34 %
Purchase                                                                  122                   $9,101,832               22.05
Refinance (Rate/Term)                                                      61                   $5,619,563               13.61
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================



Occupancy Types of the Mortgage Loans

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
Occupancy Type                                                 Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                                         382                  $40,510,298               98.13 %
Investment Property                                                        13                     $445,122                1.08
Secondary Residence                                                         1                     $327,592                0.79
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
                                                                    Number of          Aggregate Principal             Balance
Range of Gross Margins (%)                                     Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
4.001 - 5.000                                                               2                      $69,065                0.38 %
5.001 - 6.000                                                              22                   $3,989,955               21.95
6.001 - 7.000                                                              65                  $10,049,432               55.29
7.001 - 8.000                                                              26                   $2,172,757               11.95
8.001 - 9.000                                                              16                   $1,338,181                7.36
9.001 - 10.000                                                              6                     $416,267                2.29
10.001 - 11.000                                                             1                      $31,652                0.17
11.001 - 12.000                                                             3                     $108,957                0.60
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     396                  $41,283,011              100.00 %
==============================================================================================================================

Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Subsequent Adjustment                                               Number of          Aggregate Principal             Balance
Date                                                           Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
06/04                                                                      11                   $1,789,412                9.84
07/04                                                                      36                   $4,808,547               26.46
08/04                                                                      58                   $7,847,568               43.17
09/04                                                                      30                   $3,064,792               16.86
10/04                                                                       1                     $151,822                0.84
11/04                                                                       5                     $514,125                2.83
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     141                  $18,176,266              100.00 %
==============================================================================================================================



Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Range of Maximum                                                    Number of          Aggregate Principal             Balance
Mortgage Rates (%)                                             Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
13.501 - 14.000                                                             1                     $313,558                1.73
14.001 - 14.500                                                             2                     $466,437                2.57
14.501 - 15.000                                                             6                   $1,957,895               10.77
15.001 - 15.500                                                             7                   $1,961,952               10.79
15.501 - 16.000                                                             8                   $1,928,431               10.61
16.001 - 16.500                                                            10                   $2,071,686               11.40
16.501 - 17.000                                                            18                   $3,480,242               19.15
17.000 - 17.500                                                             6                   $1,545,527                8.50
17.501 - 18.000                                                            15                   $1,132,234                6.23
18.001 - 18.500                                                             6                     $360,654                1.98
18.501 - 19.000                                                             7                     $277,862                1.53
19.001 - 19.500                                                            10                     $494,697                2.72
19.501 - 20.000                                                            16                     $793,852                4.37
20.001+                                                                    29                   $1,391,238                7.65
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     141                  $18,176,266              100.00 %
==============================================================================================================================



Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)



                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Initial Periodic Rate                                               Number of          Aggregate Principal             Balance
Cap (%)                                                        Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
1.000                                                                      12                   $2,779,386               15.29 %
1.500                                                                     118                  $14,296,885               78.66
3.000                                                                      11                   $1,099,995                6.05
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     141                  $18,176,266              100.00 %
==============================================================================================================================

Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Subsequent Periodic Rate                                            Number of          Aggregate Principal             Balance
Cap (%)                                                        Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
1.000                                                                      12                   $1,768,511                9.73 %
1.500                                                                     129                  $16,407,756               90.27
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     141                  $18,176,266              100.00 %
==============================================================================================================================






Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                                 Percentage of
                                                                                                                     Aggregate
                                                                                                                     Principal
Range of Minimum Mortgage                                           Number of          Aggregate Principal             Balance
Rates (%)                                                      Mortgage Loans          Balance Outstanding         Outstanding
------------------------------------------------------------------------------------------------------------------------------
6.001 - 7.000                                                               1                     $313,558                1.73 %
7.001 - 8.000                                                               7                   $2,111,468               11.62
8.001 - 9.000                                                              14                   $3,803,197               20.92
9.001 - 10.000                                                             25                   $4,916,912               27.05
10.001 - 11.000                                                            25                   $3,622,265               19.93
11.001 - 12.000                                                            11                     $515,104                2.83
12.001 - 13.000                                                            29                   $1,502,524                8.27
13.001 - 14.000                                                            16                     $802,034                4.41
14.001 - 15.000                                                            11                     $526,517                2.90
15.001 - 16.000                                                             1                      $26,873                0.15
16.001 - 17.000                                                             1                      $35,814                0.20
------------------------------------------------------------------------------------------------------------------------------
Total                                                                     141                  $18,176,266              100.00 %
==============================================================================================================================

                                                     EXHIBIT 2

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3

                                                Certificateholder Monthly Distribution Summary

                                                         Certificate                                   Pass
                                       Class                 Rate               Beginning             Through          Principal
   Class           Cusip            Description              Type                Balance             Rate (%)        Distribution
------------------------------------------------------------------------------------------------------------------------------------
     A           126671MV5            Senior             Var-Act/360           26,030,837.22             1.350000      5,147,825.89
    AIO          126671NH5           Strip IO             Var-30/360           46,430,837.22             6.315005              0.00
    AR           126671NJ1            Senior              Fix-30/360                    0.00             1.350000              0.00
------------------------------------------------------------------------------------------------------------------------------------
    M1           126671MW3           Mezzanine           Var-Act/360            6,000,000.00             1.600000              0.00
    M2           126671MX1           Mezzanine           Var-Act/360            3,600,000.00             2.000000              0.00
    B1           126671MY9            Junior             Var-Act/360            3,000,000.00             2.350000              0.00
    B2           126671MZ6            Junior             Var-Act/360            7,800,000.00             2.900000              0.00
------------------------------------------------------------------------------------------------------------------------------------
  Totals                                                                       46,430,837.22                           5,147,825.89


                                                          Current                                  Cumulative
                Interest              Total               Realized              Ending              Realized
   Class      Distribution        Distribution             Losses               Balance              Losses
--------------------------------------------------------------------------------------------------------------------

     A             28,308.54         5,176,134.43                  0.00        20,883,011.33                 0.00
    AIO           244,342.89           244,342.89                  0.00        41,283,011.33                 0.00
    AR                  0.00                 0.00                  0.00                 0.00                 0.00
--------------------------------------------------------------------------------------------------------------------
    M1              7,733.33             7,733.33                  0.00         6,000,000.00                 0.00
    M2              5,800.00             5,800.00                  0.00         3,600,000.00                 0.00
    B1              5,679.17             5,679.17                  0.00         3,000,000.00                 0.00
    B2             18,221.67            18,221.67                  0.00         7,800,000.00                 0.00
--------------------------------------------------------------------------------------------------------------------
  Totals          310,085.60         5,457,911.49                  0.00        41,283,011.33                 0.00

For Class AIO the interest distribution of $244,342.89 includes the following amounts:

$.41 investment earnings for the fixed carryover reserve fund and $244,342.48 monthly interest distribution.

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3

                                                         Principal Distribution Detail

                                          Original             Beginning             Scheduled
                                        Certificate           Certificate            Principal             Accretion
     Class             Cusip              Balance               Balance             Distribution           Principal
---------------------------------------------------------------------------------------------------------------------------
       A             126671MV5           219,600,000.00         26,030,837.22          5,147,825.89                  0.00
      AIO            126671NH5           240,000,100.00         46,430,837.22                  0.00                  0.00
      AR             126671NJ1                   100.00                  0.00                  0.00                  0.00
---------------------------------------------------------------------------------------------------------------------------
      M1             126671MW3             6,000,000.00          6,000,000.00                  0.00                  0.00
      M2             126671MX1             3,600,000.00          3,600,000.00                  0.00                  0.00
      B1             126671MY9             3,000,000.00          3,000,000.00                  0.00                  0.00
      B2             126671MZ6             7,800,000.00          7,800,000.00                  0.00                  0.00
---------------------------------------------------------------------------------------------------------------------------
    Totals                               240,000,100.00         46,430,837.22          5,147,825.89                  0.00


                    Unscheduled             Net                 Current                Ending                Ending
                     Principal           Principal              Realized            Certificate           Certificate
     Class          Adjustments         Distribution             Losses               Balance                Factor
---------------------------------------------------------------------------------------------------------------------------
A                            0.00          5,147,825.89                  0.00         20,883,011.33         0.09509568001
AIO                          0.00                  0.00                  0.00         41,283,011.33         0.17201247554
AR                           0.00                  0.00                  0.00                  0.00         0.00000000000
---------------------------------------------------------------------------------------------------------------------------
M1                           0.00                  0.00                  0.00          6,000,000.00         1.00000000000
M2                           0.00                  0.00                  0.00          3,600,000.00         1.00000000000
B1                           0.00                  0.00                  0.00          3,000,000.00         1.00000000000
B2                           0.00                  0.00                  0.00          7,800,000.00         1.00000000000
---------------------------------------------------------------------------------------------------------------------------
Totals                       0.00          5,147,825.89                  0.00         41,283,011.33

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3

                                                         Interest Distribution Detail

                         Beginning              Pass                Accrued            Cumulative
                        Certificate            Through              Optimal              Unpaid              Deferred
      Class               Balance             Rate (%)             Interest             Interest             Interest
-----------------------------------------------------------------------------------------------------------------------------
        A                26,030,837.22             1.350000            28,308.54                 0.00                 0.00
       AIO               46,430,837.22             6.315005           244,342.48                 0.00                 0.00
        AR                        0.00             1.350000                 0.00                 0.00                 0.00
-----------------------------------------------------------------------------------------------------------------------------
        M1                6,000,000.00             1.600000             7,733.33                 0.00                 0.00
        M2                3,600,000.00             2.000000             5,800.00                 0.00                 0.00
        B1                3,000,000.00             2.350000             5,679.17                 0.00                 0.00
        B2                7,800,000.00             2.900000            18,221.67                 0.00                 0.00
-----------------------------------------------------------------------------------------------------------------------------
      Totals             46,430,837.22                                310,085.19                 0.00                 0.00


                           Total                 Net              Unscheduled
                         Interest            Prepayment            Interest             Interest
      Class                 Due             Int Shortfall         Adjustment              Paid
-----------------------------------------------------------------------------------------------------------
        A                   28,308.54                 0.00                 0.00            28,308.54
       AIO                 244,342.48                 0.00                 0.00           244,342.89
        AR                       0.00                 0.00                 0.00                 0.00
-----------------------------------------------------------------------------------------------------------
        M1                   7,733.33                 0.00                 0.00             7,733.33
        M2                   5,800.00                 0.00                 0.00             5,800.00
        B1                   5,679.17                 0.00                 0.00             5,679.17
        B2                  18,221.67                 0.00                 0.00            18,221.67
-----------------------------------------------------------------------------------------------------------
      Totals               310,085.19                 0.00                 0.00           310,085.60

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3


                                            Current Payment Information
                                                Factors per $1,000

                                                     Original               Beginning Cert.
                                                   Certificate                 Notional                  Principal
      Class                  Cusip                   Balance                    Balance                Distribution
----------------------------------------------------------------------------------------------------------------------------
        A                  126671MV5                  219,600,000.00             118.537510109              23.441830100
       AIO                 126671NH5                  240,000,100.00             193.461741141               0.000000000
        AR                 126671NJ1                          100.00               0.000000000               0.000000000
----------------------------------------------------------------------------------------------------------------------------
        M1                 126671MW3                    6,000,000.00           1,000.000000000               0.000000000
        M2                 126671MX1                    3,600,000.00           1,000.000000000               0.000000000
        B1                 126671MY9                    3,000,000.00           1,000.000000000               0.000000000
        B2                 126671MZ6                    7,800,000.00           1,000.000000000               0.000000000
----------------------------------------------------------------------------------------------------------------------------
      Totals                                          240,000,100.00             193.461741141              21.449265604


                                                   Ending Cert.                  Pass
                          Interest                   Notional                   Through
      Class             Distribution                 Balance                   Rate (%)
---------------------------------------------------------------------------------------------------
        A                     0.128909542               95.095680009                  1.350000
       AIO                    1.018094931              172.012475536                  6.315005
        AR                    0.000000000                0.000000000                  1.350000
---------------------------------------------------------------------------------------------------
        M1                    1.288888889            1,000.000000000                  1.600000
        M2                    1.611111111            1,000.000000000                  2.000000
        B1                    1.893055556            1,000.000000000                  2.350000
        B2                    2.336111111            1,000.000000000                  2.900000
---------------------------------------------------------------------------------------------------
      Totals                  1.292022795              172.012475536

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3

Pool Level Data
Distribution Date                                                                                                            5/25/04
Cut-off Date                                                                                                                 8/ 1/01
Determination Date                                                                                                           5/ 1/04
Accrual Period 30/360                              Begin                                                                     4/ 1/04
                                                   End                                                                       5/ 1/04
Number of Days in 30/360 Accrual Period                                                                                           30

Accrual Period Actual Days                         Begin                                                                     4/26/04
                                                   End                                                                       5/25/04
Number of Days in Actual Accrual Period                                                                                           29




               Collateral Information
------------------------------------------------------

Group 1
Cut-Off Date Balance                                                                                                  240,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                      46,430,837.22
Ending Aggregate Pool Stated Principal Balance                                                                         41,283,011.33
Beginning Prefunded Amount                                                                                                      0.00
Ending Prefunded Amount                                                                                                         0.00

Beginning Aggregate Certificate Stated Principal Balance                                                               46,430,837.22
Ending Aggregate Certificate Stated Principal Balance                                                                  41,283,011.33

Beginning Aggregate Loan Count                                                                                                   424
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   28
Ending Aggregate Loan Count                                                                                                      396

Beginning Weighted Average Loan Rate (WAC)                                                                                 9.610771%
Ending Weighted Average Loan Rate (WAC)                                                                                    9.711935%

Beginning Net Weighted Average Loan Rate                                                                                   8.092412%
Ending Net Weighted Average Loan Rate                                                                                      8.197862%

Weighted Average Maturity (WAM) (Months)                                                                                         308

Servicer Advances                                                                                                         109,262.99

Aggregate Pool Prepayment                                                                                               5,107,025.94
Pool Prepayment Rate                                                                                                     75.3305 CPR

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3



Certificate Account

Beginning Balance                                                                                                               0.00
Deposit
Payments of Interest and Principal                                                                                      5,516,781.78
Liquidation Proceeds                                                                                                            0.00
All Other Proceeds                                                                                                              0.00
Other Amounts                                                                                                                   0.00
                                                                                                                        ------------
Total Deposits                                                                                                          5,516,781.78


Withdrawals
Reimbursement of Servicer Advances                                                                                              0.00
Payment of Master Servicer Fees                                                                                            16,786.84
Payment of Sub Servicer Fees                                                                                                8,018.65
Payment of Other Fees                                                                                                           0.00
Payment of Insurance Premium(s)                                                                                                 0.00
Payment of Personal Mortgage Insurance                                                                                     34,065.23
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                0.00
Payment of Principal and Interest                                                                                       5,457,911.48
                                                                                                                        ------------
Total Withdrawals                                                                                                       5,516,782.19

Ending Balance                                                                                                                 -0.41


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                   2,559.34
Compensation for Gross PPIS from Servicing Fees                                                                             2,559.35
Other Gross PPIS Compensation                                                                                                   0.00

Total Net PPIS (Non-Supported PPIS)                                                                                            -0.00

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3




Master Servicing Fees Paid                                                                                                 16,786.84
Sub Servicing Fees Paid                                                                                                     8,018.65
Insurance Premium(s) Paid                                                                                                       0.00
Personal Mortgage Insurance Fees Paid                                                                                      34,065.23
Other Fees Paid                                                                                                                 0.00
                                                                                                                        ------------
Total Fees                                                                                                                 58,870.72



              Delinquency Information
------------------------------------------------------

Group 1

Delinquency                                 30-59 Days                60-89 Days                  90+ Days                    Totals
-----------                                 ----------                ----------                  --------                    ------
Scheduled Principal Balance               2,202,850.97                799,964.91                512,347.89              3,515,163.77
Percentage of Total Pool Balance             5.335975%                 1.937758%                 1.241062%                 8.514795%
Number of Loans                                     21                         4                        11                        36
Percentage of Total Loans                    5.303030%                 1.010101%                 2.777778%                 9.090909%

Foreclosure

Scheduled Principal Balance                       0.00                636,501.77              2,345,683.92              2,982,185.69
Percentage of Total Pool Balance             0.000000%                 1.541801%                 5.681959%                 7.223760%
Number of Loans                                      0                         3                        22                        25
Percentage of Total Loans                    0.000000%                 0.757576%                 5.555556%                 6.313131%

Bankruptcy

Scheduled Principal Balance                  64,156.83                457,462.68              3,947,205.26              4,468,824.77
Percentage of Total Pool Balance             0.155407%                 1.108114%                 9.561331%                10.824852%
Number of Loans                                      1                         3                        30                        34
Percentage of Total Loans                    0.252525%                 0.757576%                 7.575758%                 8.585859%

REO

Scheduled Principal Balance                       0.00                      0.00                807,458.55                807,458.55
Percentage of Total Pool Balance             0.000000%                 0.000000%                 1.955910%                 1.955910%
Number of Loans                                      0                         0                        11                        11
Percentage of Total Loans                    0.000000%                 0.000000%                 2.777778%                 2.777778%

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3




Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                           0.00



    Subordination/Credit Enhancement Information
------------------------------------------------------

Protection                                                                                        Original                   Current
-----------                                                                                       --------                   -------
Bankruptcy Loss                                                                                       0.00                      0.00
Bankruptcy Percentage                                                                            0.000000%                 0.000000%
Credit/Fraud Loss                                                                                     0.00              2,400,001.00
Credit/Fraud Loss Percentage                                                                     0.000000%                 5.813532%
Special Hazard Loss                                                                                   0.00                      0.00
Special Hazard Loss Percentage                                                                   0.000000%                 0.000000%

Credit Support                                                                                    Original                   Current
--------------                                                                                    --------                   -------
Class A                                                                                     219,600,100.00             20,883,011.33
Class A Percentage                                                                              91.500004%                50.585000%

Class M1                                                                                      6,000,000.00              6,000,000.00
Class M1 Percentage                                                                              2.499999%                14.533823%

Class M2                                                                                      3,600,000.00              3,600,000.00
Class M2 Percentage                                                                              1.499999%                 8.720294%

Class B1                                                                                      3,000,000.00              3,000,000.00
Class B1 Percentage                                                                              1.249999%                 7.266912%

Class B2                                                                                      7,800,000.00              7,800,000.00
Class B2 Percentage                                                                              3.249999%                18.893971%

      THE                                                                                               Distribution Date: 5/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8E
New York, NY 10286
                                                            Countrywide Home Loans
Officer:     Courtney Bartholomew
             212-815-3236                                  Asset Backed Certificates
Associate:   AnnMarie Cassano
             212-815-8318                                        Series 2001-3




        Seller Loss Coverage Obligation Group 1
------------------------------------------------------


Group 1 Original Sell Loss Coverage Balance                                                                             7,800,003.25
Group 1 Current Loss Amount                                                                                               167,673.75
Group 1 Cumulative Loss Amount                                                                                          1,322,875.56
Group 1 Seller Loss Coverage Remaining Balance                                                                          6,477,127.69




          Step-Down and Trigger Event Detail
------------------------------------------------------

Has Step-Down Occurred? (1 = YES, 0 = NO)                                                                                          0

Has Trigger Event Occurred (1 = YES, 0 = NO)                                                                                       0